Exhibit 2 (iii) under Form N1-A
                                            Exhibit 3(b) under Item 601/Reg. S-K



                             FEDERATED STOCK TRUST

                              AMENDMENT TO BY-LAWS

                           Effective August 25, 1988

                                   ARTICLE X

                                  FISCAL YEAR


The fiscal year of the Trust shall be the period of twelve months ending on the